UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SBSAA	OTCQB Venture Market

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, Spanish Broadcasting System, Inc. (the “Company”) announced that Mr. Jose Antonio Garcia had ceased serving in his role as Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary of the Company effective as of January 28, 2019.  On that date the Company also announced that it intended to enter into a separation agreement with Mr. Garcia on a later date documenting the terms of Mr. Garcia's transition.

On May 31, 2019, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Garcia. Pursuant to the Separation Agreement, effective May 31, 2019 (the “Separation Date”), Mr. Garcia resigned as an officer and employee of the Company, but Mr. Garcia continues to serve as a director of the Company.

Under the Separation Agreement, Mr. Garcia will receive his earned base salary and expenses through the Separation Date, plus $1,750,000 in cash severance.  The cash severance amount represents two times Mr. Garcia’s base salary (that he is entitled to receive under his employment agreement with the Company, dated as of August 4, 2008, as amended as of April 19, 2011 (the “Employment Agreement”), plus an additional $700,000, and the cash severance will be paid out over a 12 month period.  Mr. Garcia’s vested stock options will also remain exercisable following the Separation Date, until the expiration of the applicable option term.  Mr. Garcia will also be entitled to continue to participate in the Company’s group health plan for six months following the Separation Date at the Company’s expense.  Thereafter, Mr. Garcia may elect COBRA continuation coverage (subject to eligibility and timely election), and if he elects such coverage, the Company will pay a cash lump sum amount to Mr. Garcia equivalent to 18 months of monthly COBRA premiums for the coverage elected by Mr. Garcia.

In connection with the receipt of the severance benefits described above, Mr. Garcia has entered into a customary release of claims in favor of the Company.  The Separation Agreement also includes mutual non-disparagement provisions and provides that Mr. Garcia will continue to abide by the restrictive covenants in the Employment Agreement (including employee and customer non-solicitation provisions and non-competition provisions with respect to the Company’s Spanish broadcasting businesses, programs or services).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

June 6, 2019	By:	/s/ JOSÉ I. MOLINA
José I. Molina
Chief Financial Officer